EXHIBIT 99.1
GRANT PARK WEEKLY PERFORMANCE STATISTICS * 3/21/08
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	-4.15%	-1.40%	10.82%
Class B Units	-4.16%	-1.45%	10.60%
* Subject to independent verification

COMMENTARY FOR THE WEEK ENDED MARCH 21, 2008

Grant Park posted material losses during a week of volatile trading across capital and hard commodities markets.  Positions in the currencies, energies, soft/agricultural commodities and metals markets were responsible for the bulk of setbacks.  Interest rate positions provided small gains.

Long positions in the currency markets were dealt losses after the US dollar staged a substantive rally against most of its major trading partners.  The Federal Reserve’s decision to cut rates by 75 basis points (instead of the 100 basis point reduction that the markets were looking for) spurred an initial wave of dollar buying that was further influenced by a rally in equities markets.  Rumors of central bank intervention aimed at deterring a further rise in the euro resulted in additional dollar buying, helping the greenback to finish the week more than 2 cents higher relative to the common currency.  Positions in the Australian and Canadian dollars were also dealt losses as those currencies plunged more than 3 cents after the dollar rally pushed the value of commodity-producing currencies lower.

The rally in the dollar resulted in losses for long positions across physical commodities markets, particularly in the energy sector where dollar-denominated crude oil fell $6.90 to close the week at $101.84 per barrel.  Analysts suggested that investors’ aversion to risk became top priority as they attempted to insulate themselves from any additional tremors in the financial markets in the wake of the Bear Stearns situation.  Positions in heating oil, unleaded gasoline and natural gas also lost ground as prices fell throughout the sector.

Downward pressure extended to the metals markets where the dollar’s strength triggered a massive sell-off in gold that saw the April contract in New York fall more than $79 to settle at $920 per ounce, or a little more than 11% off of the contract high of $1033.90 set earlier in the week.  The weakness spread into silver as well as base metals, where copper prices fell more than 6% for the week.  Grant Park’s long positions across the sector incurred losses on the price action.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com

Grain and soft commodities prices plunged during the week as the stronger dollar and investors’ aversion to risk spread to the agricultural markets.  Long corn positions sustained the largest losses in the sector when the May contract fell more than 51 cents to close at $5.0750 per bushel; soybeans fell $1.4575 by Friday’s close, settling at $12.07 per bushel or a little more than 10 % lower for the week.  Soft commodity prices were also hard hit as prices for cocoa, coffee and sugar all settled at considerably lower levels.

Lastly, long positions in the interest rate sector netted small gains as prices for Japanese Government Bonds finished the week at slightly higher levels.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com